UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2017

STERLING CONSTRUCTION COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31993	25-1655321
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 Hughes Landing, Suite 250 The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 214-0800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective October 27, 2017, Mr. Roger Barzun resigned as the Senior Vice President & General Counsel; Secretary of Sterling Construction Company, Inc. (the "Company"). Mr. Barzun held the position for 25 years.
Simultaneously with Mr. Barzun's resignation, Mr. Richard E. Chandler, Jr. was appointed Executive Vice President & General Counsel; Secretary. From March 2011 until December 2016, Mr. Chandler served as the Executive Vice President, Chief Legal Officer & Secretary of Chicago Bridge & Iron Company N.V. (CB&I). Prior to that time, Mr. Chandler was a partner in a major international law firm and also served as Senior Vice President, General Counsel & Secretary at Smith International, Inc.

Item 8.01	Other Events

On October 30, 2017, the Company issued a press release announcing the resignation of Mr. Roger Barzun and the appointment of Mr. Richard E. Chandler, Jr., Executive Vice President & General Counsel; Secretary of the Company. A copy of the press release is filed herewith as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

Exhibit	Description
99.1	Press release, dated October 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING CONSTRUCTION COMPANY, INC.

Date: October 31, 2017	By:	/s/ Ron Ballschmiede
Ron Ballschmiede
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit	Description
99.1	Press release, dated October 30, 2017.